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Exhibit 99.1

Exhibit A

EXHIBIT F

DESIGNATION OF THE PREFERENCES, REDEMPTION AND OTHER RIGHTS,
VOTING POWERS, RESTRICTIONS, AND LIMITATIONS
AS TO SERIES O PREFERRED UNITS

As of            , 2007

        Under the authority granted to it by Article 2, Section 1(c) of the Articles of Restatement of the Amended and Restated Declaration of Trust of Archstone-Smith Operating Trust, a Maryland real estate investment trust (the "Trust"), dated as of May 19, 2006, as amended, supplemented or modified (the "Declaration"), the Trust hereby establishes an additional class of Units designated and entitled the "Series O Preferred Units" (the "Series O Preferred Units"), for issuance by the Trust in accordance with the Agreement and Plan of Merger, dated as of May 28, 2007, by and among the Trust, Archstone-Smith Trust, River Holding, LP, River Acquisition (MD), LP, and River Trust Acquisition (MD), LLC (the "Merger Agreement"). Capitalized terms used in this Exhibit F and not otherwise defined herein shall have the meanings assigned in the Declaration.

        A.    Issuance of Series O Preferred Units in the Merger.    On the Closing Date, Series O Preferred Units shall be issued by the Trust in exchange for Class A-1 common units in the Trust outstanding immediately prior to the Operating Trust Merger Effective Time (as defined in the Merger Agreement). Thereafter, additional Series O Preferred Units shall be issued only pursuant to the terms of the Series Q-1 Preferred Units and Series Q-2 Preferred Units.

        B.    Distributions.

          (i)  Holders of then outstanding Series O Preferred Units shall be entitled to receive, when, as and if authorized by the Trustee and declared by the Trust, out of Available Cash, cumulative preferential distributions payable in cash in an amount per annum per Series O Preferred Unit equal to the applicable Distribution Rate times the Stated Value, but not in excess of the cumulative income allocated to the Holders pursuant to Section C (the "Distribution Amount"). Distributions shall begin to accumulate and shall be fully cumulative from the Closing Date, whether or not in any Distribution Period or Periods there shall be funds of the Partnership legally available for the payment of such distributions, and shall be payable quarterly, when, as and if authorized by the Trustee and declared by the Trust, in arrears on each Distribution Date. Each such distribution shall be payable in arrears to the holders of record of Series O Preferred Units as they appear in the records of the Trust at the close of business on such record dates, not less than 10 nor more than 50 days preceding the applicable Distribution Date, as shall be fixed by the Trustee. Accumulated and unpaid distributions for any past Distribution Periods may be declared and paid at any time and for such interim periods, without reference to any regular Distribution Date, to holders of record on such date, not less than 10 nor more than 50 days preceding the payment date thereof, as may be fixed by the Trustee. Any distribution made on the Series O Preferred Units shall first be credited against the earliest accumulated but unpaid distribution due with respect to Series O Preferred Units which remains payable.

         (ii)  The initial Distribution Period will include a partial distribution for the period from the Closing Date until [            ] 14, 20    . The amount of distributions payable for such period, or any other period shorter than a full Distribution Period, on the Series O Preferred Units shall be computed on the basis of a 360-day year of twelve 30-day months. For any Distribution Period in which the Increased Rate applies, the Distribution Amount for such Distribution Period shall be equal to the product of the

Stated Value times the sum of: (x) the product of (A) the Base Rate divided by four, times (B) the number of days during the Distribution Period when the Base Rate is in effect (as provided in the definition of Distribution Rate) divided by (iii) the total number of days in the Distribution Period, plus (y) the product of (A) the Increased Rate divided by four times (B) the number of days during the Distribution Period when the Increased Rate is in effect (as provided in the definition of Distribution Rate) divided by (iii) the total number of days in the Distribution Period. Holders of Series O Preferred Units shall not be entitled to any distributions, whether payable in cash, property or shares, in excess of cumulative distributions, as herein provided, on the Series O Preferred Units.

        (iii)  Distributions on the Series O Preferred Units which are due but unpaid will accumulate and compound quarterly at the applicable Distribution Rate in effect from time to time, whether or not there is sufficient Available Cash for such distributions and whether or not such distributions are authorized. Accumulated but unpaid distributions on the Series O Preferred Units will accumulate as of the Distribution Date on which they first become payable.

        (iv)  So long as any Series O Preferred Units are outstanding, no distributions, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Units for any period unless full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series O Preferred Units for all Distribution Periods terminating on or prior to the Distribution Payment Date on such class or series of Parity Units. When distributions are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all distributions declared upon Series O Preferred Units and all distributions declared upon any other class or series of Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated and unpaid on the Series O Preferred Units and accumulated and unpaid on such Parity Units.

         (v)  So long as any Series O Preferred Units are outstanding, no distributions (other than distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Units) shall be declared or paid or set apart for payment or other distribution shall be declared or made or set apart for payment upon Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Units made pursuant to an employee incentive or benefit plan of the Trustee, the Trust or any subsidiary of the Trust) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Junior Units) by the Trust, directly or indirectly (except by conversion into or exchange for Junior Units), unless in each case (i) the full cumulative distributions on all outstanding Series O Preferred Units (determined without regard to the provision in Section B(i) limiting distributions to cumulative income allocated under Section C) and any other Parity Units of the Trust shall have been or contemporaneously are declared and paid or declared and set apart for payment for all past Distribution Periods with respect to the Series O Preferred Units and all past distribution periods with respect to such Parity Units, (ii) sufficient funds shall have been or contemporaneously are declared and paid or declared and set apart for the payment of the distribution for the current Distribution Period with respect to the Series O Preferred Units (determined without regard to the provision in Section B(i) limiting distributions to cumulative income allocated under Section C) and the current distribution period with respect to such Parity Units and (iii) all amounts payable with respect to Redemption Notices theretofore delivered in accordance with Section E or F shall have been paid in full or sufficient funds shall have been set apart for payment thereof on the Redemption Date. Notwithstanding anything to the contrary herein (including the provision in Section B(i) limiting distributions to cumulative income allocated under Section C), the Trustee may, in its sole and absolute discretion, authorize, and cause the Trust to declare and pay or declare and set apart for payment, the full cumulative distributions on all outstanding Series O Preferred Units (determined without regard to the provision in Section B(i) limiting distributions to cumulative income allocated under Section C).

        (vi)  So long as any Series O Preferred Units are outstanding, if and so long as distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series O Preferred Units, all distributions authorized upon the Series O Preferred Units shall be authorized and paid pro rata so that the amount of distributions authorized and paid per Series O Preferred Unit shall in all cases bear to each other the same ratio that accumulated distributions per Series O Preferred Unit bear to each other. No interest shall be payable in respect of any distribution payment or payments on Series O Preferred Units which may be in arrears (but as set forth in Section B(iii), distributions on the Series O Preferred Units that are due but unpaid will accumulate and compound quarterly at the Distribution Rate).

       (vii)  No distributions on the Series O Preferred Units shall be authorized by the Trustee or paid or set apart for payment by the Trust at such times as any agreement of the Trust, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law.

        C.    Allocations.    Notwithstanding anything contained in the Declaration to the contrary, including Article 4 of Annex A thereof, to the fullest extent permitted by applicable law (i) each Holder shall be deemed to have a Capital Account as of the date hereof equal to the product of the Stated Value multiplied by the number of Series O Preferred Units held by such Holder; (ii) the Trust's net income and gain shall first be allocated to the Holders of the Series O Preferred Units each year until the aggregate amount of net income and gain allocated to each of the Holders is equal to the sum of (a) all distributions such Holder is entitled to receive pursuant to Section B of this Exhibit F from the date of this Exhibit F to the date of such allocation (determined without regard to the provision in Section B(i) limiting distributions to cumulative income allocated under this Section C), plus (b) any losses allocated to such Holder pursuant to this Section C from the date of this Exhibit F to the date of such allocation and not previously made up by income or gain allocations pursuant to this Section C; (iii) all remaining net income and gain of the Trust shall be allocated to the holders of Trust Interests other than the Series O Preferred Units; (iv) all losses of the Trust shall be allocated to the holders of the Trust Interests other than the Series O Preferred Units until the Capital Account of each such holder of such Trust Interests has been reduced to zero; (v) losses of the Trust next shall be allocated to the Holders until the Capital Accounts of such Holders are reduced to zero; and (vi) any remaining losses of the Trust shall be allocated to the Trustee in its capacity as a holder of Units (other than Series O Preferred Units) held by the Trustee. Allocations to holders of Units other than the Holders shall be made among such other Holders in accordance with Article IV of the Annex to the Declaration. In connection with any liquidation, dissolution or winding up of the affairs of the Trust, whether voluntary or involuntary, and immediately prior to a redemption of Series O Preferred Units by the Trust pursuant to either Section E or Section F (but only if the full cumulative distributions on the outstanding Series O Preferred Units (determined without regard to the provision in Section B(i) limiting distributions to cumulative income allocated under Section C) exceed the actual distributions on the outstanding Series O Preferred Units), any unsold property of the Trust shall be revalued to its fair market value and any positive adjustment shall be allocated as income or gain and any negative adjustment shall be allocated as loss.

        D.    Liquidation Preference.

          (i)  In the event of any liquidation, dissolution or winding up of the affairs of the Trust, whether voluntary or involuntary, before any payment or distribution of the assets of the Trust shall be made or set apart for the holders of Junior Units, notwithstanding anything in the Declaration to the contrary, including Section 11.2 of Annex A thereof, the Holders shall be entitled to receive an amount per Series O Preferred Unit equal to (i) the sum of the Stated Value plus (ii) an amount equal to all accumulated and unpaid distributions which such Holder is entitled to receive under Section B (whether or not declared) as accumulated to the date of final distribution to such Holders; but such Holders shall not be entitled to any further payment. For the purposes of this Section D, (i) a consolidation or merger of the Trust with or into one or more partnerships, trusts, corporations, limited liability companies, real estate investment trusts or other entities or of one or more partnerships, trusts, corporations, limited liability companies, real estate investment trusts or other entities with or into the Trust, (ii) a sale, lease or conveyance of all or substantially all of the Trust's property or business or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Trust.

         (ii)  In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the legally available assets of the Trust are insufficient to pay the full amount of the liquidating distributions on all outstanding Series O Preferred Units and required liquidating payments on the Parity Units, then such assets shall be distributed ratably among the Holders and the holders of the Parity Units in proportion to the full liquidating distributions to which the Holders and the holders of the Parity Units would otherwise respectively be entitled if all amounts payable thereon were paid in full.

        E.    Redemption at Holder's Option for Cash.

          (i)  Commencing on the fifth anniversary of the Closing Date, each Holder shall have the right (the "Preferred Redemption Right") to require the Trust to redeem on the Preferred Redemption Date some or all of the Series O Preferred Units held by such Holder, as specified by such Holder in its Redemption Notice, at a redemption price per Series O Preferred Unit equal to the Redemption Price to be paid in cash by the Trust; provided, however, that the Trustee may, in its sole and absolute discretion, unless expressly prohibited by the terms of any applicable tax protection or other agreement, elect to assume directly and satisfy a Preferred Redemption Right by paying to the Holder cash equal to the Redemption Price; provided further, that if the Trustee shall exercise its right to satisfy the Preferred Redemption Right in the manner described in the immediately previous proviso and shall fully perform its obligations in connection therewith, the Trust shall have no right or obligation to pay any amount to the Holder with respect to such Holder's exercise of its Preferred Redemption Right, and each such Holder, the Trust and the Trustee shall, for federal income tax purposes, treat the transaction between the Trustee and such Holder as a sale of the Holder's Series O Preferred Units to the Trustee. The Preferred Redemption Right shall be exercised pursuant to a Redemption Notice delivered to the Trustee by a Holder who is exercising the redemption right (the "Preferred Redeeming Unitholder"), which Redemption Notice can be delivered on or after the fifth anniversary of the Closing Date. Subject to subsections (ii) and (viii) of this Section E, a Holder may exercise the Preferred Redemption Right from time to time but no more frequently than once in any twelve calendar month period with respect to part or all of the Series O Preferred Units that it owns, as selected by the Holder, provided that a Holder may not exercise the Preferred Redemption Right for less than one thousand (1,000) Series O Preferred Units unless such Holder then holds less than one thousand (1,000) Series O Preferred Units, in which event the Redeeming Unitholder must exercise the Preferred Redemption Right for all of the Units held by such Holder, and provided further that, with respect to a Holder which is an entity, such Holder may, no more frequently than once in any twelve calendar month period, exercise the Redemption Right for less than one thousand (1,000) Series O Preferred Units without regard to whether or not such Holder is exercising the Preferred Redemption Right for all of the Series O Preferred Units held by such Holder as long as such Holder is exercising the Preferred Redemption Right on behalf of one or more of its equity owners in respect of one hundred percent (100%) of such equity owners' interests in such Holder.

         (ii)  Notwithstanding the foregoing, in no event shall the Trust be required to redeem more than                        (1) Series O Preferred Units in any twelve calendar month period (the "Annual Redemption Limit"). If, and to the extent that, Notices of Redemption are delivered to the Trustee that would require the redemption of Series O Preferred Units in excess of the Annual Redemption Limit, the Trust shall redeem the Series O Preferred Units subject to such Redemption Notices in the order in

(1)
One-third of the total number of Series O Preferred Units actually issued at the closing of the Merger.

which the Redemption Notices are received until the Annual Redemption Limit is reached (with the Series O Preferred Units subject to Redemption Notices received on the same date by the Trust redeemed in proportion to the total number of Series O Preferred Units subject to such Redemption Notices to the extent that the redemption of all Series O Preferred Units subject to Redemption Notices received on such date would exceed the Annual Redemption Limit). Subject to subsection (viii) of this Section E, if and to the extent that any Series O Preferred Units are not redeemed on the date that otherwise would be the applicable Redemption Date due to the Annual Redemption Limit, the Preferred Redemption Date for such Series O Preferred Units shall be the first Business Day of the first calendar month in which such Series O Preferred Units could be redeemed without causing the Annual Redemption Limit to be exceeded.

        (iii)  Notwithstanding that the Preferred Redemption Right otherwise is exercisable only commencing on the fifth anniversary of the Closing Date, in the event of the earlier death of a Holder or, in the case of a Holder that is a trust that is includible in the taxable estate of an individual, the death of such individual, the Preferred Redemption Right shall be exercisable immediately by the personal representative of such Holder's estate or the trustee of such trust, as the case may be, for the 120 days following such death upon 30 days written notice to the Trust.

        (iv)  In the event any applicable redemption date shall not be a Business Day, then payment of the Redemption Price need not be made on such redemption date but may be made on the next succeeding Business Day with the same force and effect as if made on such applicable redemption date and no interest, additional distributions or other sum shall accumulate on the amount payable for the period from and after such redemption date to such next succeeding Business Day.

         (v)  If notice of redemption of any Series O Preferred Unit has been given and if the funds necessary for such redemption have been set aside by the Trust for the benefit of the holders of any Series O Preferred Units so called for redemption, then (A) on and after the applicable redemption date, distributions will cease to accumulate on such Series O Preferred Units and (B) on and after the applicable redemption date, such Series O Preferred Units shall be deemed to be no longer outstanding and all rights of the holders of such Series O Preferred Units will terminate, except the right to receive the Redemption Price and except for the right, if any, to receive payment of any Tax Protection Amount with respect to events occurring prior to the closing of the redemption.

        (vi)  To the fullest extent permitted by applicable law, on the applicable date of redemption, (1) the Holders whose Series O Preferred Units are redeemed pursuant to this Section E, (A) shall have no further rights in respect of such Series O Preferred Units (including without limitation any right to receive any distributions paid after the applicable date of redemption), other than the right to receive the Redemption Price (and the right to receive any Tax Protection Amount, if any, then due and owing) and (B) shall no longer be Unitholders of the Trust in respect of such redeemed Series O Preferred Units and (2) any redeemed Series O Preferred Units shall no longer be deemed to be outstanding, whether or not any certificates (if any) evidencing such Series O Preferred Units shall have been received by the Trust.

       (vii)  As a condition to exercising the Preferred Redemption Right, and any such exercise shall only be effective if concurrently with such exercise, Holders of Series O Preferred Units shall agree, without additional consideration, to release, with respect to all Series O Preferred Units owned directly by the Holder, the Trust and its respective former, current or future general or limited partners, stockholders, managers, members, directors, officers, Affiliates, agents or representatives from any claims under any Tax Protection Agreement with respect to any income or gain that is recognized as a result of such Holders' sale of Series O Preferred Units to the Trust pursuant to the Preferred Redemption Right and receipt of the Redemption Price. In no event shall a Holder be required to waive any claim that it had under any Tax Protection Agreement with respect to or as a result of (a) any transaction or event occurring prior to the closing of the Redemption Date, whether or not asserted at the Redemption Date, or (b) if the Holder does not have all of the Series O Preferred Units owned by such Holder redeemed, events occurring on or following the Redemption Date that cause such Holder to recognize income or gain for federal, state or local income tax purposes with respect to its Series O Preferred Units not redeemed on such Redemption Date.

      (viii)  Avoidance of "Publicly Traded Partnership" Status. In connection with monitoring the transfers of interests in the Trust to determine (i) if such interests are being traded on an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code and (ii) whether additional transfers of interests would result in the Trust being unable to qualify for at least one of the "safe harbors" set forth in Regulations Section 1.7704-1 (or such other guidance subsequently published by the IRS setting forth safe harbors under which interests will not be treated as "readily tradable on a secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code) (the "Safe Harbors"), the Trustee shall take all steps reasonably necessary or appropriate to prevent any trading of interests or any recognition by the Trust of transfers made on such markets and, except as otherwise provided herein, to insure that at least one of the Safe Harbors is met, including limiting or restricting the right of Holders to exercise the Preferred Redemption Right to the extent that, in the absence of such limitation or restriction, there is a significant risk that the Trust will be treated as a "publicly traded partnership" and, by reason thereof, will be taxable as a corporation.

        (ix)  In the event that the Trustee (or its direct or indirect parent) is (as the result of any merger, acquisition or otherwise) a real estate investment trust (a "REIT") with publicly traded equity securities, the Trustee shall have the right to amend this Section E and any provision of Exhibit F as necessary to provide the REIT the option, in lieu of paying the Redemption Price in cash, to issue an amount of publicly traded stock in such public REIT with a fair market value at the time of redemption, as determined by the Trustee in good faith, equal to the Redemption Price to any redeeming holder; provided that this right of substitution shall be available only if either (1) the shares of stock to be issued to such Holder pursuant hereto are registered with the Securities and Exchange Commission for resale by the redeeming Holder or (2) the redeeming Holder is granted customary resale registration rights with respect to such shares of stock.

        F.    Redemption at Trust's Option for Cash.

          (i)  Commencing five (5) years after the Closing Date, the Trust shall have the right (the "Trust Preferred Redemption Right") to redeem on the Trust Preferred Redemption Date all of the Series O Preferred Units held by all Holders at a redemption price per Series O Preferred Unit, to be paid in cash by the Trust (and only in cash), equal to the Redemption Price; provided that any such redemption shall not be effective unless, concurrently therewith, the Trust pays to each Holder the Tax Protection Amount, if any, applicable to such Holder. The Trust Preferred Redemption Right shall be exercised pursuant to a Trust Redemption Notice delivered to the Holders by the Trustee.

         (ii)  In the event any applicable redemption date shall not be a Business Day, then payment of the Redemption Price and the Tax Protection Amount, if any, need not be made on such redemption date but may be made on the next succeeding Business Day with the same force and effect as if made on such applicable redemption date and no interest, additional distributions or other sum shall accumulate on the amount payable for the period from and after such redemption date to such next succeeding Business Day.

        (iii)  If notice of redemption of any Series O Preferred Unit has been given and if the funds necessary for such redemption have been set aside by the Trust for the benefit of the holders of any Series O Preferred Units so called for redemption, then (A) on and after the applicable redemption date, distributions will cease to accumulate on such Series O Preferred Units and (B) on and after the applicable redemption date, such Series O Preferred Units shall be deemed to be no longer outstanding and all rights of the holders of such Series O Preferred Units will terminate, except the right to receive the Redemption Price and the Tax Protection Amount and except for the right to receive, without duplication, payment of any unpaid amounts due (or that become due) to such Holder pursuant to any Tax Protection Agreement.

        (iv)  To the fullest extent permitted by applicable law, on the applicable date of redemption, (1) the Holders whose Series O Preferred Units are redeemed pursuant to this Section F, (A) shall have no further rights in respect of such Series O Preferred Units (including without limitation any right to receive any distributions paid after the applicable date of redemption), other than the right to receive the Redemption Price and the Tax Protection Amount and except for the right to receive, without duplication, payment of any unpaid amounts due (or that become due) to such Holder pursuant to any Tax Protection Agreement and (B) shall no longer be Unitholders of the Trust in respect of such redeemed Series O Preferred Units and (2) any redeemed Series O Preferred Units shall no longer be deemed to be outstanding, whether or not any certificates (if any) evidencing such Series O Preferred Units shall have been received by the Trust.

        G.    Debt to Assets Ratio.

          (i)  Each Holder shall be entitled to exercise the Preferred Redemption Right (without regard to the limitations set forth in Sections E(i) and E(ii)) and the Holder shall be entitled to receive payment, on the applicable Redemption Date, of the Tax Protection Amount, if any, determined in the same manner as upon an exercise of the Trust Preferred Redemption Right, in the event that, at any time prior to January 1, 2022—

           (x)  the Trust makes or proposes to make a distribution with respect to any Units other than the Series O Preferred Units and any Parity Units at such time as, or as a result of which, the Total Debt to Total Asset Value ratio is or would be greater than 0.85 to 1.0; or

           (y)  (A) the Trust or any subsidiary thereof incurs any Debt in excess of $10 million in principal amount (which $10 million amount shall be calculated by aggregating all other Debt incurred within 30 days prior thereto and shall exclude (1) Refinanced Debt, and (2) drawings under revolving credit facilities and lines of credit), and after giving effect to such incurrence the ratio of Total Debt to Total Asset Value is greater than 0.85 to 1.0 and (B) the Trust has within the previous 60 days made a distribution with respect to Junior Units in contemplation of the incurrence of such Debt.

         (ii)  To give effect to the provisions of clause (i), (x) the Trust shall provide notice to the Holders of any incurrence of Debt by the Trust or any of its subsidiaries following which the Total Debt to Total Asset Value ratio would be greater than 0.85 to 1.0, which notice shall include notice of any prior distributions with respect to Junior Units made in contemplation of such incurrence of Debt, (y) the Trust shall not make any distributions with respect to Junior Units if prior to, or after giving effect to, such distribution the Total Debt to Total Asset Value ratio would be greater than 0.85 to 1.0 unless the Trust shall have provided to the Holders notice of such distribution, no less than 30 days prior to the declaration of such distribution, setting forth the amount thereof and the then existing ratio of Total Debt to Total Asset Value, and (z) the Trust shall not make any such distribution until it has first paid, or set apart for payment, the amounts payable with respect to all redemption notices received from Holders electing to have their Series O Preferred Units redeemed pursuant to Section G(i).

        H.    Ranking.    Notwithstanding any provision of the Declaration, including any amendments made thereto after the date hereof, the Series O Preferred Units shall, with respect to rights to the payment of distributions and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Trust, rank senior to both (a) all of the Units in existence on the date of this Exhibit F, other than (i) the Series O Preferred Units created hereunder and (ii) the Series I Cumulative Redeemable Preferred Units outstanding on the date hereof (the "Series I Units"), and (b) all Units and Interests issued after the date of this Exhibit F (all of which are referred to collectively as "Junior Units"). The Series O Preferred Units shall rank on a parity with the Series I Units, the Series P Units, the Series Q-1 Preferred Units, and the Series Q-2 Preferred Units

outstanding on the date hereof in the payment of distributions and in the distribution of assets upon liquidation, dissolution or winding up of the Trust (such Series I Units are referred to as "Parity Units").

        I.    Voting Rights.

          (i)  The Holders shall have no voting rights whatsoever on any matter relating to the Trust, whether under the Act, at law, in equity or otherwise, except as required by any non-waivable provision of the law of the State of Maryland or as expressly set forth in this Section I.

         (ii)  So long as Series O Preferred Units with at least $10 million in aggregate liquidation preference remain outstanding, the affirmative vote or consent of the holders of 66 2/3% of the Series O Preferred Units, outstanding at the time, given in person or by proxy, either in writing (without prior notice and without a vote) or at a meeting (voting as a single class) will be required to amend, alter or repeal the provisions of this Exhibit F, whether by merger or consolidation or otherwise (an "Event"), so as to either (a) increase the number of Series O Preferred Units outstanding or issue additional Series O Preferred Units other than pursuant to the transactions contemplated by the Merger Agreement and other than pursuant to the terms of the Series Q-1 Preferred Units and the Series Q-2 Preferred Units, (b) permit the Trust to issue any class or series of Trust Interests senior to or on a parity with the Series O Preferred Units, or (c) materially and adversely affect any other right, preference, privilege or voting power of the Series O Preferred Units or the holders thereof with respect to this Exhibit F; provided however, that so long as the Series O Preferred Units remain outstanding with the terms thereof (including all rights provided for in this Exhibit F) materially unchanged, taking into account that, upon the occurrence of an Event, the Trust may not be the surviving entity, the occurrence of such Event shall not be deemed for purposes of clause (c) to materially and adversely affect such rights, preferences, privileges or voting power of the Series O Preferred Units or the holders thereof, and in such case such holders shall not have any voting rights with respect to the occurrence of such Event so long as no such vote would be required under either clause (a) or clause (b); and provided, further, that notwithstanding any of the foregoing, no consent or approval with respect to any Event otherwise required by the immediately preceding proviso shall be required if the Trust complies with Section I(v) hereof. Holders shall not be entitled to vote with respect to (X) any amendment, supplement or modification of any term or provision of the Declaration or any Annex or Exhibit thereto, other than as expressly provided in the immediately preceding sentence or in Sections I(iii) and I(iv), or (Y) the creation or issuance of any Junior Units. Except as set forth herein, Holders, whether in their capacities as partners of the Trust or otherwise, shall not have any voting rights whatsoever, including any voting right that may otherwise arise under the Declaration, the Act, at law, in equity or otherwise, and the consent of the Holders shall not be required for any action, including the taking of any Trust action, including an Event, regardless of the effect that such Trust action or Event may have upon the powers, preferences, voting power or other rights or privileges of the Series O Preferred Units.

        (iii)  Notwithstanding anything to the contrary in Section I(i) or I(ii), the provisions of the Declaration (including Annex A thereto) referred to in Section 12.3 of Annex A to the Declaration shall not be amended with respect to any Holder of Series O Preferred Units adversely affected thereby without the approval of such Holder (to the extent applicable to such Holder).

        (iv)  The Series O Preferred Units issued in exchange for Protected Units (as defined in Exhibit D to Annex A to the Declaration) shall constitute "Protected Units" for purposes of such Exhibit D, to the extent applicable. Notwithstanding anything to the contrary in Section I(i) or I(ii), such Exhibit D shall not be amended, and no other action requiring the approval of holders of Protected Units pursuant to such Exhibit D shall be taken, except in accordance with the provisions of such Exhibit D.

         (v)  The foregoing voting and approval provisions of Sections I(ii), (iii), and (iv) shall not apply if, at or prior to the time when the act with respect to which such vote or approval would otherwise be required shall be effected, all outstanding Series O Preferred Units shall have been redeemed or called for redemption upon proper notice pursuant to Section E or Section F, and subject to the conditions and requirements of such Sections, and sufficient funds, in cash or securities, as applicable, shall have been deposited in trust to effect such redemption in accordance with such Sections.

        (vi)  In any matter in which the Holders may vote or act by written consent (as expressly provided herein or as may be required by any non-waivable provision of law), each Series O Preferred Unit shall be entitled to one vote.

        J.    Defined Terms.

        "Available Cash" means cash of the Trust legally available for distribution to the Unitholders, as determined by the Trustee.

        "Base Rate" means 6% per annum.

        "Closing Date" has the meaning set forth in the Merger Agreement.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Debt" means, without duplication, (i) indebtedness for borrowed money (excluding any interest thereon), secured or unsecured, (ii) capitalized lease obligations, and (iii) guarantees of any of the foregoing of any other Person.

        "Distribution Date" means the 15th day (or if such day is not a Business Day, the next Business Day thereafter) of February, May, August and November of each year, commencing [                        ] 15, 20    .

        "Distribution Period" means the periods commencing on, and including, February 15, May 15, August 15, and November 15 of each year and ending on the date prior to the next succeeding Distribution Date (other than the initial Distribution Period, which shall commence on the Closing Date and end on and include [            ] 14, 20    , and other than the Distribution Period during which any Series O Preferred Units shall be redeemed pursuant to Section E or Section F, which shall end on and include the date of such redemption).

        "Distribution Rate" means the Base Rate, other than during any period from and after any date that the Trust or any subsidiary thereof(2) incurs Debt in excess of $10 million in principal amount (excluding amounts drawn under revolving credit facilities and lines of credit and excluding the amount of any Refinanced Debt) and as a result of which the ratio of Total Debt to Total Asset Value (after giving effect to such incurrence of indebtedness and to any assets or rights to assets acquired in connection with such incurrence or acquired with proceeds of any incurred debt) is greater than 0.85 to 1.0 until such date as the ratio of Total Debt to Total Asset Value has been restored to not greater than 0.85 to 1.0, during which period the Distribution Rate shall mean the Increased Rate.

        "Holder" means a holder of Series O Preferred Units.

        "Increased Rate" means 8% per annum.

        "Merger" has the meaning set forth in the Merger Agreement.

        "Preferred Redemption Date" means the Business Day that is one hundred twenty (120) calendar days after the date on which the Trustee receives the applicable Redemption Notice pursuant to Section E hereof.

(2)
[NOTE: To conform with the definition of "Total Debt" and Section G(i)(y).]

        "Redemption Notice" means a notice substantially in the following form:

"NOTICE OF REDEMPTION

        The undersigned hereby irrevocably (i) elects to require Archstone-Smith Operating Trust to redeem            Series O Preferred Units in Archstone-Smith Operating Trust in accordance with the terms of Exhibit F to Annex A to the Declaration of Trust of Archstone-Smith Operating Trust and the redemption right referred to in [Section E] [Section G] thereof, and (ii) surrenders such Series O Preferred Units and all right, title and interest therein, for redemption pursuant to such provisions, and (iii) directs that the Redemption Price (as determined by the Trustee) deliverable upon exercise of such redemption right pursuant to [Section E] [Section G] thereof be delivered to the undersigned at the address specified below.

Dated:

Name of Limited Partner:

(Signature of Limited Partner)

(Street Address)

(City) (State) (Zip Code)

(Social security or tax identification number)
Signature Guaranteed by:

"

        "Redemption Price" means an amount per Series O Preferred Unit equal to the Stated Value, plus all accumulated and unpaid distributions payable under Section B on such Series O Preferred Unit (but, for purposes of a redemption pursuant to Section F, determined without regard to the provision in Section B(i) limiting distributions to cumulative income allocated under Section C) through the Preferred Redemption Date or the Trust Preferred Redemption Date, as applicable.

        "Refinanced Debt" means the amount of principal and interest of Debt which has been refinanced plus closing costs incurred, prepayment penalties, and reasonable and customary brokerage commissions and other reasonable and customary fees and expense related to such refinancing.

        "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Trust in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to an authorization of a distribution by the Trustee and a declaration of such distribution by the Trust, or a properly delivered Redemption Notice, the allocation of funds to be so paid on any series or class of shares of capital stock or beneficial interest of the Trust or individual shares or Units; provided that, if any funds for any class or series of Junior Units or any Parity Units are placed in a separate account of the Trust or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series O Preferred Units shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

        "Stated Value" means $[                ](3).

        "Tax Protection Agreements" has the meaning set forth in the Merger Agreement.

(3)
Per share merger price.

        "Tax Protection Amount" means the lesser of (i) the total amount that would be payable to such Holder under all Tax Protection Agreements to which such Holder is a party or with respect to which such Holder is a beneficiary if the Trust were to have sold on the Trust Preferred Redemption Date all of its assets in fully taxable transactions for their Total Asset Value or (ii) the sum of the "Current Tax Cost" and the "Gross Up Amount" where:

        "Current Tax Cost" means, for any Holder, with respect to any exercise of the Trust Preferred Redemption Right, an amount, determined taking into account, as relevant, the actual tax basis capital account of such Holder in the Partnership, as determined for federal income tax purposes, and such Holder's actual tax basis in its interest in the Trust, equal to the aggregate of the federal, state and local income taxes, net of the benefit of the deduction from federal income taxes for state and local income taxes assumed paid, that would be incurred by such Holder as a result of the Trust's exercise of the Trust Preferred Redemption Right. For purposes of this definition, (x) all income arising from the Trust's exercise of the Trust Preferred Redemption Right that is treated as ordinary income or short-term capital gain under the applicable provisions of the Code and all payments of the Tax Protection Amount shall be treated as subject to federal, state and local income taxes at an effective tax rate imposed on capital gain of individuals or corporations, as applicable, residing in (in the case of individuals) or domiciled in or doing business in (in the case of corporations) the local and state in which the Holder resides, is domiciled, or does business determined using the maximum federal, state and local rates of tax on ordinary income then in effect, (y) all other income arising from the Trust's exercise of the Trust Preferred Redemption Right shall be subject to federal, state and local income tax at the effective tax rate imposed on long-term capital gains of individuals or corporations, as applicable, residing (in the case of individuals) or domiciled in or doing business (in the case of corporations) the local and state in which the Holder resides, is domiciled, or does business, determined using the maximum federal, local and state rates on long-term capital gains then in effect (including for this purpose with respect to any Code Section 1245 or Section 1250 recapture (or, as relevant, analogous state and local recapture), the maximum tax rate imposed on such income), and (z) any amounts giving rise to a payment pursuant to this provision will be determined assuming the Trust's exercise of the Trust Preferred Redemption Right was the only transaction or event reported on the tax return of the Holder (i.e., without giving effect to any loss carryforwards or other deductions attributable to the Holder); and

        "Gross-up Amount" means an amount equal to the federal, state and local income taxes payable by a Holder as the result of the receipt of an amount equal to the Current Tax Cost and the Gross-up Amount, as applicable, calculated in a manner consistent with and using the same capital gain tax rates used for the calculation of current Tax Cost.

        "Total Asset Value" means fair value of the properties and assets of the Trust and its subsidiaries and joint ventures calculated on a consolidated basis and in the case of unconsolidated entities to the extent of the Trust's ownership interest in such entities, determined by the Trustee in good faith using such valuation methodologies as the Trustee shall determine in its good faith discretion.

        "Total Debt" means the aggregate principal amount of all Debt of the Trust and its subsidiaries and joint ventures calculated on a consolidated basis and in the case of unconsolidated entities only to the extent of the Trust's ownership interest in such entities on a consolidated basis, plus (ii) the aggregate liquidation preference (including accumulated and unpaid distributions with respect thereto) of the then-outstanding Series O Preferred Units and Parity Units, plus (iii) any unpaid amounts due to Holders, if any, pursuant to Section F hereof and any applicable Tax Protection Agreements.

        "Trust Preferred Redemption Date" means the last Business Day of the calendar month in which the Trustee delivers the applicable Trust Redemption Notice pursuant to Section F hereof or, if the last Business Day of such calendar month is less than 10 Business Days from the date on which the Trustee deliver the applicable Redemption Notice pursuant to Section F hereof, then the last Business Day of the next calendar month.

        "Trust Redemption Notice" means a notice substantially in the following form:

"TRUST NOTICE OF REDEMPTION

        Archstone-Smith Operating Trust hereby irrevocably (i) elects to redeem all of your Series O Preferred Units in Archstone-Smith Operating Trust in accordance with the terms of Exhibit F to Annex A to the Declaration of Trust of Archstone-Smith Operating Trust and the redemption right referred to in Section F thereof, (ii) requires you to surrender such Series O Preferred Units and all right, title and interest therein, for redemption pursuant to such provisions, and (iii) notifies you that the Redemption Price (as determined by the Trustee) deliverable upon exercise of such redemption right pursuant to Section F thereof shall be $            per Series O Preferred Unit, to be delivered by the undersigned to your record address.

Dated:"

        K.    Miscellaneous.

        (i)    Exclusion of Other Rights.    The Holders shall not have any preferences or other rights, voting powers, restrictions, rights as to distributions, qualifications or terms or conditions of redemption other than as expressly set forth in the Section 12.4 of Annex A to the Declaration, Annex D to the Declaration, and this Exhibit F.

        (ii)    Headings of Subdivisions.    The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

        (iii)    Severability of Provisions.    If any preferences or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of the Series O Preferred Units set forth in the Declaration and this Exhibit F are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of the Series O Preferred Units set forth in the Declaration and this Exhibit F which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect and no preferences or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of the Series O Preferred Units herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

        (iv)    No Preemptive Rights.    No Holder shall be entitled to any preemptive rights to subscribe for or acquire any unissued Trust Interests (whether now or hereafter authorized) or securities of the Trust convertible into or carrying a right to subscribe to or acquire Trust Interests.

        (v)    Discretion of Trustee.    Notwithstanding any other provision of the Declaration or this Exhibit F or otherwise applicable provision of law or equity, whenever in this Exhibit F the Trustee is permitted or required to make a decision, the Trustee shall be entitled to consider only such interests and factors as it desires, and shall, to the fullest extent permitted by applicable law, have no duty or obligation to give any consideration to any interest of or factors affecting the Holders, and if permitted or required to act in their "good faith" or under another expressed standard, the Trustee shall act under such express standard and shall not be subject to any other or different standards.

        (vi)    Governing Law.    This Exhibit F shall be governed by, and construed in accordance with, the laws of the State of Maryland, without regard to principles of conflict of laws thereof.

QuickLinks

  Exhibit 99.1
Form of Designation of the Rights and Preferences, Redemption and Other Rights, Voting Powers, Restrictions, and Limitations as to Series O Preferred Units
EXHIBIT F DESIGNATION OF THE PREFERENCES, REDEMPTION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, AND LIMITATIONS AS TO SERIES O PREFERRED UNITS